SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2002

METRO-GOLDWYN-MAYER INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-13481	95-4605850
(State or other jurisdiction of in corporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Broadway Street, Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

(310) 449-3000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report.)

Item 5.    Other Events

On December 6, 2002, NBC issued a press release announcing the completion of its acquisition of Bravo, the Film and Arts Network, the proceeds of which were divided between Cablevision Systems Corporation and Metro-Goldwyn-Mayer Inc., which owned 80% and 20% of Bravo, respectively. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by this reference.

Item 7.    Exhibits

99	Press Release dated December 6, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRO-GOLDWYN-MAYER INC.

Date: December 9, 2002	By:	/s/ JAY RAKOW
Name: Jay Rakow Title: Senior Executive Vice President and General Counsel